As filed with the Securities and Exchange Commission on July 29, 1998
                                         Registration No. 333-


                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549




                                     FORM S-3
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933



                                WHITTMAN-HART, INC.
              (Exact name of registrant as specified in its charter)


           DELAWARE                  7379                 36-3797833
        (State or other        (Primary Standard       (I.R.S. Employer
         jurisdiction             Industrial         Identification No.)
      of incorporation or     Classification Code
         organization)             Number)



                              311 SOUTH WACKER DRIVE
                                    SUITE 3500
                           CHICAGO, ILLINOIS  60606-6618
                                  (312) 922-9200

    (Address, including zip code, and telephone number, including area code, of registrant's executive offices)




                                 ROBERT F. BERNARD
                              CHIEF EXECUTIVE OFFICER
                                WHITTMAN-HART, INC.

                        311 SOUTH WACKER DRIVE, SUITE 3500
                           CHICAGO, ILLINOIS  60606-6618
                                  (312) 922-9200
     (Name, address, including zip code, and telephone number, including area code, of agent for service)




                                    Copies To:


                                NEAL J. WHITE, P.C.
                              McDermott, Will & Emery

                        227 West Monroe Street, Suite 3100
                           Chicago, Illinois  60606-5096
                                  (312) 372-2000




  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.


  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/


  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                            Calculation of Registration Fee

                                      Proposed     Proposed maximum
   Title of each     Amount to be     maximum     aggregate offering  Amount of
   class of           registered      offering         price(2)       registrat
   securities to be       (1)        price per                         ion fee
   registered                         share(2)

   Common Stock         50,000        $47.562         $2,378,100       $701.55
   (par value $.001     shares
   per share)

  (1) Maximum number of shares that may be offered. Does not reflect that 2 for one stock split to be effected on July 31, 1998. Pursuant to Rule 416 of the Securities Act of 1933, as amended, in addition to the shares set forth in the table, the amount to be registered includes an in determinate number of shares issuable as a result of stock splits, stock dividends and anti-dilution provisions.
  (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the Common Stock on the Nasdaq National Market on July 22, 1998.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
  SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                    SUBJECT TO COMPLETION, DATED July 29, 1998

  PROSPECTUS


                                  100,000 SHARES

                                WHITTMAN-HART, INC.
                                   COMMON STOCK

       This Prospectus covers the sale from time to time of up to 100,000 issued and outstanding shares (the "Shares") of Common Stock, par value $0.001 per share ("Common Stock"), of Whittman-Hart, Inc., a Delaware corporation (the "Company"), by certain stockholders of the Company (the "Selling Stockholders"). The Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest may from time to time sell the Shares directly or through one or more broker-dealers, in one or more transactions on the Nasdaq National Market, in privately negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

       The Company will not receive any of the proceeds from the sale of the Shares. The Company has agreed with the Selling Stockholders to register the Shares offered hereby and to pay the expenses incident to the registration and offering of the Shares, except that the Selling Stockholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Stockholders.

       The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "WHIT." On July 23, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $47 15/16 per share.

       SEE RISK FACTORS STARTING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED BY PROSPECTIVE INVESTORS.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR ANY SUPPLEMENT HERETO CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER. THE DELIVERY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO, SHALL NOT AT ANY TIME, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS, ANY SUPPLEMENT HERETO, THE INFORMATION INCORPORATED BY REFERENCE HEREIN OR THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.



                   The date of this Prospectus is July __, 1998


                                 TABLE OF CONTENTS


  Available Information . . . . . . . . . . . . . . . . . . . 2
  Documents Incorporated by Reference . . . . . . . . . . . . 2
  The Company . . . . . . . . . . . . . . . . . . . . . . . . 3
  Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . 4
  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . 7
  The Selling Stockholders  . . . . . . . . . . . . . . . . . 8
  Plan of Distribution  . . . . . . . . . . . . . . . . . . . 9
  Experts . . . . . . . . . . . . . . . . . . . . . . . . . . 10


                               AVAILABLE INFORMATION

       The Company has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), covering the sale of the Shares by the Selling Stockholders from time to time. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract, agreement or any other document referred to herein are not necessarily complete; with respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of any of them or any part thereof may be obtained from such office, upon payment of the fees prescribed by the Commission. The Registration Statement, including the exhibits and schedules thereto, is also available on the Commission's Web site at http://www.sec.gov.

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy material and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates or be accessed electronically on the Commission's home page on the World Wide Web at http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq National Market, and such reports, proxy material and other information can also be inspected at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20549.

                        DOCUMENTS INCORPORATED BY REFERENCE

       The following documents filed with the Commission by Whittman-Hart (File No. 0-28166) are incorporated into this Prospectus by reference:

        (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;
       (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;
        (iii) the Company's Registration Statement on Form 8-A;
        (iv) the Company's Current Reports on Form 8-K dated April 13, 1998 and May 4, 1998; and
        (v) the Company's Schedule 14A filed with the Commission on April 28, 1998.

       All documents filed by Whittman-Hart pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (OTHER THAN EXHIBITS THERETO UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY A PERSON TO WHOM THIS PROSPECTUS HAS BEEN DELIVERED (INCLUDING ANY BENEFICIAL OWNER), FROM WHITTMAN-HART, INC., 311 SOUTH WACKER DRIVE, 35TH FLOOR, CHICAGO, ILLINOIS 60606; TELEPHONE NUMBER (312) 922-9200;
  ATTENTION: DAVID P. SHELOW. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH A FINAL INVESTMENT DECISION IS TO BE MADE.


                                    THE COMPANY

       Whittman-Hart, Inc. ("Whittman-Hart" or the "Company") provides strategic information technology ("IT") business solutions designed to improve its clients' productivity and competitive position. The Company offers its clients a single source for a comprehensive range of services required to successfully design, develop and implement integrated solutions in the client/server, open systems, midrange and mainframe computing environments. Among the services offered by the Company are systems integration; strategic information technology planning; software development; package software implementation; business process reengineering; organizational change management; networking and connectivity; conventional and multimedia documentation and training; design and implementation of collaborative computing solutions; and design and implementation of electronic commerce solutions (such as Internet/intranet and electronic data interchange). The Company believes this breadth of services fosters long-term client relationships, affords cross-selling opportunities and minimizes the Company's dependence on any single technology.

       Whittman-Hart is a registered trademark of the Company. The address of the Company is 311 South Wacker Drive, 35th Floor, Chicago, Illinois 60606, and its telephone number is (312) 922-9200.


                                   RISK FACTORS

  In addition to the other information set forth in this Prospectus, prospective investors should carefully consider the following factors. This Prospectus contains certain forward-looking statements that involve substantial risks and uncertainties. When used in this Prospectus, the words "anticipate," "believe," "estimate," and "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results, performance or achievements expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described in the following section.

  ATTRACTION AND RETENTION OF EMPLOYEES

  The Company's business involves the delivery of professional services and is labor-intensive. The Company's success depends in large part upon its ability to attract, develop, motivate and retain highly skilled technical employees. Qualified technical employees are in great demand and are likely to remain a limited resource for the foreseeable future. There can be no assurance that the Company will be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The Company has historically experienced turnover rates which it believes are consistent with industry norms. An increase in this rate could have a material adverse effect on the Company's business, operating results and financial condition, including its ability to secure and complete engagements.

  MANAGEMENT OF GROWTH

  The Company is currently experiencing rapid growth that has strained, and could continue to strain, the Company's managerial and other resources. The Company's ability to manage the growth of its operations will require it to continue to improve its operational, financial and other internal systems and to attract, develop, motivate and retain its employees. If the Company's management is unable to manage growth or new employees are unable to achieve anticipated performance levels, the Company's business, operating results and financial condition could be materially and adversely affected.

  PROJECT RISKS

  Many of the Company's engagements involve projects that are critical to the operations of its clients' businesses and provide benefits that may be difficult to quantify. The Company's failure or inability to meet a client's expectations in the performance of its services could result in a material adverse change to the client's operations and therefore could give rise to claims against the Company or damage the Company's reputation, adversely affecting its business, operating results and financial condition.

  VARIABILITY OF QUARTERLY OPERATING RESULTS

  Variations in the Company's revenues and operating results occur from time to time as a result of a number of factors, such as the significance of client engagements commenced and completed during a quarter, the number of business days in a quarter, timing of branch and service line expansion activities, the timing of corporate expenditures and employee hiring and utilization rates. The timing of revenues is difficult to forecast because the Company's sales cycle can be relatively long and may depend on factors such as the size and scope of assignments and general economic conditions. Because a high percentage of the Company's expenses are relatively fixed, a variation in the number of client assignments or the timing of the initiation or the completion of client assignments, particularly at or near the end of any quarter, can cause significant variations in operating results from quarter to quarter and could result in losses to the Company. In addition, the Company's engagements generally are terminable by the client without penalty. Although the number of consultants can be adjusted to correspond to the number of active projects, the Company must maintain a sufficient number of senior consultants to oversee existing client projects and assist with the Company's sales force in securing new client assignments.

  COMPETITION

  The market for information technology services includes a large number of competitors, is subject to rapid change and is highly competitive. Primary competitors include participants from a variety of market segments, including "Big Six" accounting firms, systems consulting and implementation firms, application software firms, service groups of computer equipment companies, facilities management companies, general management consulting firms and programming companies. In addition, the Company competes with its clients' internal resources, particularly where these resources represent a fixed cost to the client. Such competition may impose additional pricing pressures on the Company. There can be no assurance that the Company will compete successfully with its existing competitors or with any new competitors.

  RELIANCE ON KEY EXECUTIVES

  The success of the Company is highly dependent upon the efforts and abilities of its executive officers, particularly Robert Bernard, the Company's founder and Chief Executive Officer. Although these executives have entered into employment agreements containing noncompetition, nondisclosure and nonsolicitation covenants, these contracts do not guarantee that these individuals will continue their employment with the Company. The loss of the services of any of these key executives for any reason could have a material adverse effect upon the Company's business, operating results and financial condition.

  RAPID TECHNOLOGICAL CHANGE; DEPENDENCE ON NEW SOLUTIONS

  The Company's success will depend in part on its ability to develop information technology solutions that keep pace with continuing changes in information technology, evolving industry standards and changing client preferences. There can be no assurance that the Company will be successful in adequately addressing these developments on a timely basis or that, if these developments are addressed, the Company will be successful in the marketplace. In addition, there can be no assurance that products or technologies developed by others will not render the Company's services uncompetitive or obsolete. The Company's failure to address these developments could have a material adverse effect on the Company's business, operating results and financial condition.

  RISKS RELATED TO ACQUISITIONS

  The Company has expanded and intends to continue to expand its operations through the acquisition of additional businesses. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional businesses or successfully integrate any acquired businesses into the Company without substantial expenses, delays or other operational or financial problems. Further, acquisitions may involve a number of special risks or effects, including diversion of management's attention, failure to retain key acquired personnel, unanticipated events or circumstances, legal liabilities and amortization of acquired intangible assets and other one-time or ongoing acquisition related expenses, some or all of which could have a material adverse effect on the Company's business, operating results and financial condition. Client satisfaction or performance problems at one acquired firm could have a material adverse impact on the reputation of the Company as a whole. In addition, there can be no assurance that acquired businesses, if any, will achieve anticipated revenues and earnings. The failure of the Company to manage its acquisition strategy successfully could have a material adverse effect on the Company's business, operating results and financial condition.

  SIGNIFICANT INFLUENCE OF PRINCIPAL STOCKHOLDER

  As of July 31, 1998, Mr. Bernard beneficially owned approximately 25.5% of the Company's outstanding shares of Common Stock. As a result, Mr. Bernard will have significant influence over the outcome of matters requiring a stockholder vote, including the election of the members of the Board of Directors. Such control could adversely affect the market price of the Common Stock or delay or prevent a change in control of the Company.

  INTELLECTUAL PROPERTY RIGHTS

  The Company's success is dependent upon certain methodologies it utilizes in designing, installing and integrating computer software and systems and other proprietary intellectual property rights. The Company's business includes the development of custom software in connection with specific client engagements. Ownership of such software is generally assigned to the client. The Company also develops certain foundation and application software products, or software "tools," which remain the property of the Company.

  The Company relies upon a combination of nondisclosure and other contractual arrangements and trade secret, copyright and trademark laws to protect its proprietary rights and the proprietary rights of third parties from whom the Company licenses intellectual property. The Company enters into confidentiality agreements with its employees and limits distribution of proprietary information. There can be no assurance that the steps taken by the Company in this regard will be adequate to deter misappropriation of proprietary information or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its intellectual property rights.

  Although the Company believes that its services do not infringe on the intellectual property rights of others and that it has all rights necessary to utilize the intellectual property employed in its business, the Company is subject to the risk of claims alleging infringement of third-party intellectual property rights. Any such claims could require the Company to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property which is the subject of asserted infringement.

  FIXED-BID PROJECTS

  The Company undertakes certain projects billed on a fixed-bid basis, which is distinguishable from the Company's principal method of billing on a time and materials basis, and undertakes other projects on a fee-capped basis. The failure of the Company to complete such projects within budget or below the cap would expose the Company to risks associated with cost overruns, which could have a material adverse effect on the Company's business, operating results and financial condition.

  STOCK PRICE VOLATILITY

  The market price of the Common Stock has and could continue to fluctuate substantially due to a variety of factors, including quarterly fluctuations in results of operations, adverse circumstances affecting the introduction or market acceptance of new products and services offered by the Company, announcements of new products and services by competitors, changes in the information technology environment, changes in earnings estimates by analysts, changes in accounting principles, sales of Common Stock by existing holders, loss of key personnel and other factors. The market price for the Company's Common Stock may also be affected by the Company's ability to meet analysts' expectations, and any failure to meet such expectations, even if minor, could have a material adverse effect on the market price of the Company's Common Stock. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Any such litigation instigated against the Company could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's business, operating results and financial condition.

  CERTAIN ANTI-TAKEOVER EFFECTS

  The Company's Certificate of Incorporation and By-Laws and the Delaware General Corporation Law include provisions that may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that stockholders might consider in their best interests. These include By-Law provisions under which only the Chairman of the Board or the President may call meetings of stockholders and certain advance notice procedures for nominating candidates for election to the Board of Directors. Directors of the Company are divided into three classes and are elected to serve staggered three-year terms. The Board of Directors of the Company is empowered to issue up to 3,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of such shares, without any further stockholder action. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, this "blank-check" preferred stock, and any issuance thereof, may have an adverse effect on the market price of the Company's Common Stock.

  YEAR 2000

  The Company believes that a majority of middle-market companies have yet to achieve Year 2000 compliance. To resolve the Year 2000 issue, many companies are electing to install new package software applications, rather than modify existing systems, thus creating significant demand for package software-related services such as those provided by the Company. Consequently, the Company believes that companies' need to address their Year 2000 compliance is creating significant demand for IT products and services such as those provided by the Company. There can be no assurance that the passage of the year 2000 will not have a material adverse effect on the demand for the Company's services. In addition, while the Company is not aware of any existing or potential claims, the occurrence of Year 2000 related system failures in the information systems of clients of the Company could have a material adverse effect on the Company's business, financial condition and results of operation, whether or not the Company bears any responsibility, legal or otherwise, for the occurrence of those problems.

  INTERNATIONAL

  In November 1997, the Company began its international operations through the acquisition of Axis Consulting International, Inc. and World Consulting Limited. As a result of these acquisitions, the Company recruits consultants and generates a portion of its revenues from outside the United States. The Company believes that its international operations will continue to grow. Foreign operations are subject to special risks that can materially affect sales and profits, including currency exchange rate fluctuations, labor strikes, political and economic disruptions, changes in government policies and regulatory requirements, tariff and trade barriers, immigration laws and regulations, potentially adverse tax consequences, exchange control and other risks.

  ABSENCE OF DIVIDENDS

  The Company does not anticipate paying any cash dividends on its Common Stock in the foreseeable future.


                                  USE OF PROCEEDS

       The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.


                             THE SELLING STOCKHOLDERS

       The following table sets forth certain information regarding the Selling Stockholders, including (i) the name of each Selling Stockholder, (ii) the number of Shares beneficially owned by each Selling Stockholder as of July 31, 1998, and (iii) the maximum number of Shares which may be offered hereby. The information presented is based on data furnished to the Company by the Selling Stockholders. Percentage ownership is based upon 25,557,077 shares of Common Stock outstanding on July 22, 1998. All share numbers presented below and elsewhere in this Prospectus have been adjusted to reflect the two-for-one stock split of the Company on July 31, 1998.

       The number of shares that may be actually sold by each Selling Stockholder will be determined by such Selling Stockholder. Because each Selling Stockholder may sell all, some or none of the shares of Common Stock which each holds, and because the offering contemplated by this Prospectus is not currently being underwritten, no estimate can be given as to the number of shares of Common Stock that will be held by the Selling Stockholders upon termination of the offering.

       Pursuant to Rule 416 of the Securities Act, Selling Stockholders may also offer and sell additional shares of Common Stock issued with respect to the Shares as a result of stock splits, stock dividends and anti-dilution provisions.

                                                                   SHARES BENEFICIALLY OWNED
                                                                     PRIOR TO OFFERING          SHARES BEING
                                                                     NUMBER        PERCENT       OFFERED


     Alphonse M. Lucchese, Jr                                      222,000(1)         *          50,000
     Edward J. Quinn                                               200,000(1)         *          50,000
    _____________________
    *Less than 1%

  (1) Includes shares acquired in connection with the Company's acquisition of QCC Incorporated ("QCC"). In connection with the acquisition, Messrs.
  Lucchese, Jr. and Quinn received registration rights covering 50% of the shares of Common Stock that such stockholder received in the Company's acquisition of QCC.


  RELATIONSHIPS WITH THE COMPANY

       In March 1998, the Company acquired all of the capital stock of QCC, a Boston based IT service provider. In consideration for all of the capital stock of QCC, the Company issued to QCC stockholders 600,000 shares of Common Stock.

       In connection with the acquisition, the Company granted to the QCC stockholders certain registration rights to register 50% of the Common Stock that the QCC stockholders received in the acquisition (300,000 shares). In May 1998, the QCC stockholders sold a total of 200,000 shares of Common Stock that are subject to the registration rights for $21.81 per share. The Shares to be sold hereunder are the remaining shares for which the QCC stockholders have registration rights.

       In connection with the Company's acquisition of QCC, the Company entered in an employment agreement with Alphonse M. Lucchese, Jr. and a consulting agreement with Edward J. Quinn, who were the founders and sole stockholders of QCC. The employment agreement and the consulting agreement contain non-solicitation and noncompete provisions.


                               PLAN OF DISTRIBUTION

       Sales of the Shares being sold by the Selling Stockholders are for the
  Selling Stockholders'  own  accounts.   The Company will not receive any
  proceeds from the sale of the Shares offered hereby.

       The Selling Stockholders have advised the Company that the Shares may be sold by the Selling Stockholders or their respective pledgees, donees, transferees or successors in interest, in one or more transactions (which may involve one or more block transactions) on the Nasdaq National Market, in sales occurring in the public market of such market quotation system, in privately negotiated transactions, through the writing of options on shares, short sales or in a combination of such transactions; that each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; that some or all of the Shares may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers; and that in connection with such sales, such brokers and dealers may receive compensation in the form of discounts and commissions from the Selling Stockholders and may receive commissions from the purchasers of Shares for whom they act as broker or agent (which discounts and commissions may be less than or exceed those customary in the types of transactions involved). Any broker or dealer participating in any such sale may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a copy of this Prospectus to any person who purchases any of the Shares from or through such broker or dealer. The Company has been advised that, as of the date hereof, none of the Selling Stockholders have made any arrangements with any broker for the sale of their Shares.

       In offering the Shares covered hereby, the Selling Stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

       In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

       Under applicable rules and regulations under Regulation M under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities, subject to certain exceptions, with respect to the Common Stock of the Company for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and without limiting the foregoing, each Selling Stockholder will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Stockholders. The foregoing may affect the marketability of the Shares.

       The Company will bear all expenses of the offering of the Shares, except that the Selling Stockholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Stockholders.

       Pursuant to the terms of registration rights agreements with the Selling Stockholders, the Company has agreed to indemnify and hold harmless such Selling Stockholders from certain liabilities under the Securities Act.


                                      EXPERTS

  The consolidated financial statements and schedule of the Company as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                      PART II

  INFORMATION NOT REQUIRED IN THE PROSPECTUS

  ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following are the estimated expenses (other than the SEC registration fee) of the issuance and distribution of the securities being registered, all of which will be paid by the Company.

         SEC registration fee . . . . . . . . . . . . . . .   $   702
         Fees and expenses of counsel . . . . . . . . . . .    10,000
         Fees and expenses of accountants . . . . . . . . .     2,000
       *Nasdaq listing fees and expenses  . . . . . . . . .         -
         Miscellaneous  . . . . . . . . . . . . . . . . . .     4,298
          Total   . . . . . . . . . . . . . . . . . . . . .   $17,000

  ________________
  *Previous Paid

       The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, brokerage fees and transfer taxes, if any, and the fees and expenses of counsel and other advisors to the Selling Stockholders) in connection with the registration and sale of the Shares being offered by the Selling Stockholders.

  ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the shareholders. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

       The Company's Restated Certificate and by-laws provide for indemnification of the Company's directors, officers, employees and other agents to the fullest extent not prohibited by the Delaware law.

       The Company maintains liability insurance for the benefit of its directors and officers.

  ITEM 16.  EXHIBITS

  EXHIBIT
  NUMBER                            DESCRIPTION

    3.1 Amended and Restated Certificate of Incorporation of the Company as amended.
    3.2 Second Amended and Restated By-Laws of the Company, incorporated herein by reference to the Company's Registration Statement on Form S-1 (No 333-1778).
    5.1     Opinion of McDermott, Will & Emery regarding legality
   23.1     Consent of KPMG Peat Marwick, LLP
   23.2     Consent of McDermott, Will & Emery (included in Exhibit 5.1)
   24.1 Power of Attorney (included with the signature page to the Registration Statement)

  ITEM 17.  UNDERTAKINGS.

  (1)  The undersigned registrant hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on July 25, 1998.

                            WHITTMAN-HART, INC.


                            By:   /s/ Kevin M. Gaskey
                                 Kevin M. Gaskey, Chief Financial Officer
                                  and Treasurer

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Bernard and Kevin M. Gaskey, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Whittman-Hart, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign a Registration Statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons or their attorneys-in-fact in the capacities indicated on July 25, 1998.

  SIGNATURE                                       TITLE

         /s/ Robert F. Bernard        Chief   Executive   Officer    and
         Robert F. Bernard            Chairman of the Board of Directors
                                      (Principal Executive Officer)

         /s/ Kevin M. Gaskey          Chief   Financial   Officer    and
         Kevin M. Gaskey              Treasurer (Principal Financial and
                                      Accounting Officer)

         /s/ Edward V. Szofer         Director
         Edward V. Szofer

         /s/ Paul D. Carbery          Director
         Paul D. Carbery

         /s/ Larry P. Roches          Director
         Larry P. Roches

         /s/ Robert F. Steel          Director
         Robert F. Steel